Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT

FOR THE EASTERN DISTRICT OF TEXAS

SHERMAN DIVISION

§
SECURITIES AND EXCHANGE COMMISION,	§ §
§
Plaintiff,	§
§
vs.	§	CIVIL ACTION NO.:
§
ORTHOFIX INTERNATIONAL N.V.,	§
§
Defendant.	§
§

CONSENT OF DEFENDANT ORTHOFIX INTERNATIONAL N.V.

1.                                      Defendant Orthofix International N.V. (“Defendant” or “Orthofix”) waives service of a summons and the complaint in this action, enters a general appearance, and consents  to the Court’s jurisdiction over Defendant and over the subject matter of this action.

2.                                      Defendant has entered into a deferred-prosecution agreement (“DPA”) with the United States Department of Justice, Criminal Division, Fraud Section, in which it admits, and accepts and acknowledges responsibility for conduct relating to certain matters alleged in the complaint in this action.  This Consent shall remain in full force and effect regardless of the existence or outcome of any further proceedings in the DPA.

3.                                      Defendant hereby consents to the entry of the Final Judgment in the form attached hereto (the “Final Judgment”) and incorporates by reference herein, which, among other things:

a.                                      permanently restraints and enjoins Defendant from violations of Sections 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934 (“Exchange Act”);

b.                                      orders Defendant to pay disgorgement in the amount of $4,983,644 plus pre-judgment interest thereon in the amount of $242,057, for a total of $5,225,701; and

c.                                       orders Defendant to submit periodic reports to the U.S. Securities and Exchange Commission (the “Commission”) as described in paragraph 5 of this Consent.

4.                                      Defendant agrees to pay $5,225,701 by certified check, bank cashier’s check, wire transfer, or United States postal money order payable to the Securities and Exchange Commission within 14 days of entry of this Final Judgment.  Defendant agrees that if it fails to make the payment by the date agreed and/or in the amount agreed, all outstanding payments under the Final Judgment, including post-judgment interest, minus any payments made, shall become due and payable immediately without further application to the Court.

5.                                      Defendant undertakes to periodically, at no less than six-month intervals, during a two-year term to report to the Commission staff on the status of Defendant’s remediation and implementation of compliance measures.  Should Orthofix discover credible evidence, not already reported to the Commission staff, that questionable or corrupt payments or questionable or corrupt transfers of property or interests may have been offered, promised, paid, or authorized by any Orthofix entity or person, or any entity or person working directly for Orthofix, or that related false books and record have been maintained, Orthofix shall promptly report such conduct to the Commission staff.  During this two-year period, Orthofix shall: (i) conduct an initial review and submit an initial report, and (ii) conduct and prepare follow-up reviews and reports, as described below:

a.                                      Orthofix shall submit to the Commission staff a written report within 180 calendar days of the signing of this agreement setting forth a complete description of its remediation efforts to date, its proposals reasonably designed to improve the policies and procedures of Orthofix for ensuring compliance with the FCPA and other applicable anti-corruption laws, and the parameters of the subsequent reviews.  The report shall be transmitted to Kara Brockmeyer, Unit Chief, Foreign Corrupt Practices Act Unit, Enforcement Division, U.S. Securities and Exchange Commission, 100 F. Street NE, Washington DC, 20549-5030.  The Commission staff may, upon written request of Orthofix and for good cause shown, approve an extension of the time period for issuance of the report.

b.                                      Orthofix shall undertake two follow-up reviews, incorporating any comments provided by the Commission staff on Orthofix’s initial review and report, to further monitor and assess whether the policies and procedures of Orthofix are reasonably designed to detect and prevent violations of the FCPA and other applicable anti-corruption laws.

c.                                       The first follow-up review and report shall be completed by 180 days after the initial review.  A subsequent follow-up review and report shall be completed by 180 days after the completion of the preceding follow-up review.

d.                                      The Commission staff may, upon written request of Orthofix and for good cause shown, approve an extension of the time period for issuance of the report.

6.                                      Orthofix shall certify, in writing, compliance with the undertakings set forth above.  The certification shall identify the undertakings, provide written evidence of compliance in the form of a narrative, and be supported by exhibits sufficient to demonstrate compliance.  The Commission staff may make reasonable requests for further evidence of compliance, and Orthofix agrees to provide such evidence.  The certification and supporting material shall be submitted to Kara Brockmeyer, Unit Chief, Foreign Corrupt Practices Act Unit, Enforcement Division, with a copy to the Office of the Chief Counsel of the Enforcement Division, no later than sixty (60) days from the date of the completion of the undertakings.

7.                                      Defendant waives the entry of findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure.

8.                                      Defendant waives the right, if any, to a jury trial and to appeal from the entry of Final Judgment.

9.                                      Defendant enters into this Consent voluntarily and represents that no threats, offers, promises, or inducements of any kind have been made by the Commission or any member, officer, employee, agent, or representative of the Commission to induce Defendant to enter into this Consent.

10.                               Defendant agrees that this Consent shall be incorporated into the Final Judgment with the same force and effect as if fully set forth therein.

11.                               Defendant will not oppose the enforcement of the Final Judgment on the ground, if any exists, that it fails to comply with Rule 65(d) of the Federal Rules of Civil Procedure, and hereby waives any objection based thereon.

12.                               Defendant waives service of the Final Judgment and agrees that entry of the Final Judgment by the Court and filing with the Clerk of the Court will constitute notice to Defendant of its terms and conditions.  Defendant further agrees to provide counsel for the Commission, within thirty days after the Final Judgment is filed with the Clerk of the Court, with an affidavit or declaration stating that Defendant has received and read a copy of the Final Judgment.

13.                               Consistent with 17 C.F.R. 202.5(f), this Consent resolves only the claims asserted against Defendant in this civil proceeding.  Defendant acknowledges that no promise or representation has been made by the Commission or any member, officer, employee, agent, or representative of the Commission with regard to any criminal liability that may have arisen or may arise from the facts underlying this action or immunity from any such criminal liability.

Defendant waives any claim of Double Jeopardy based upon the settlement of this proceeding, including the imposition of any remedy or civil penalty herein.  Defendant further acknowledges that the Court’s entry of a permanent injunction may have collateral consequences under federal or state law and the rules and regulations of self-regulatory organizations, licensing boards, and other regulatory organizations.  Such collateral consequences include, but are not limited to, a statutory disqualification with respect to membership or participation in, or association with a member of a self-regulatory organization.  This statutory disqualification has consequences that are separate from any sanction imposed in an administrative proceeding.  In addition, in any disciplinary proceeding before the Commission based on the entry of the injunction in this action, Defendant understands that it shall not be permitted to contest the factual allegations of the complaint in this action.

14.                               Defendant understands and agrees to comply with the Commission’s policy “not to permit a defendant or respondent to consent to a judgment or order that imposes a sanction while denying the allegations in the complaint or order for proceedings.”  17 C.F.R. § 202.5.  In compliance with this policy, Defendant acknowledges the deferred-prosecution agreement for related criminal conduct described in paragraph 2 above, and agrees: (i) not to take any action or to make or permit to be made any public statement denying, directly or indirectly, any allegation in the complaint or creating the impression that the complaint is without factual basis; and (ii) that upon the filing of this Consent, Defendant hereby withdraws any papers filed in this action to the extent that they deny any allegation in the complaint.  If Defendant breaches this agreement, the Commission may petition the Court to vacate the Final Judgment and restore this action to its active docket.  Nothing in this paragraph affects Defendant’s: (i) testimonial obligation; or (ii) right to take legal or factual positions in litigation or other legal proceedings in which the Commission is not a party.

15.                               Defendant hereby waives any rights under the Equal Access to Justice Act, the Small Business Regulatory Enforcement Fairness Act of 1996, or any other provision of law to seek from the United States, or any agency, or any official of the United States acting in his or her official capacity, directly or indirectly, reimbursement of attorney’s fees or other fees, expenses, or costs expended by Defendant to defend against this action.  For these purposes, Defendant agrees that Defendant is not the prevailing party in this action since the parties have reaches a good faith settlement.

16.                               Defendant agrees that the Commission may present the Final Judgment to the court for signature and entry without further notice.

17.                               Defendant agrees that this Court shall retain jurisdiction over this matter for the purposes of enforcing the terms of the Final Judgment.

Dated:	April 9, 2012	Orthofix International, N.V.

		By:	/s./ Jeffrey M. Schumm

On April 9, 2012, Jeffrey M. Schumm, a person known to me, personally appeared before me and acknowledged executing the foregoing Consent with full authority to do so on behalf of Orthofix International N.V. as its Corporate Secretary.

/s/ Candice McEnaney
Notary Public
Commission expires:

Approved as to form:

/s/ Peter Spivack
Peter Spivack
Hogan Lovells U.S., LLP
Columbia Square
555 Thirteenth Street, NW
Washington, DC 20004

Outside Counsel for Orthofix International N.V.